Exhibit 99.1

[Updated] Kernel Group Holdings, Inc. Announces Charter and Trust Agreement Amendments and Intention to Extend the Deadline to Complete a Business Combination to September 5, 2023

New York – August 4, 2023 - Kernel Group Holdings, Inc. (NASDAQ: KRNLU, KRNL, KRNLW) (“KRNL” or the “Company”), a special purpose acquisition company, announced today that its shareholders approved amendments to its charter and trust agreement to change the structure and cost of how KRNL can obtain extensions to the deadline to complete its initial business combination and that KRNL obtained the first of up to six 1-month extensions of the deadline - from August 5, 2023 to September 5, 2023 - by depositing $150,000 into its trust account (the “Trust Account”) with Continental Stock Transfer and Trust Company (“Continental”).

KRNL’s shareholders, at an extraordinary general meeting of its shareholders held on August 3, 2023, approved amendments to KRNL’s Amended and Restated Articles of Association (the “Charter Amendment”) and KRNL’s Investment Management Trust Agreement dated February 5, 2021 with Continental (the “Trust Agreement Amendment”) to change how KRNL can obtain extensions to the previously applicable August 5, 2023 deadline to complete its initial business combination. The amendments allow KRNL to instead obtain up to six 1-month extensions by depositing the lesser of (x) $150,000 or (y) $0.04 per outstanding public share into the Trust Account by the deadline applicable prior to the extension.

The Charter Amendment triggered a right of KRNL’s public shareholders to demand the redemption of their public shares out of funds held in the Trust Account. Holders of 1,310,929 public shares properly requested redemption leaving 6,315,949 public shares outstanding. After payment of the redemption price to the redeeming public shareholders of approximately $10.44 per share for an aggregate of $13.7 million, KRNL will have approximately $65.9 million left in its Trust Account. Based on the shares redeemed, the $150,000 per month represents approximately $0.02 per unredeemed share.

As a consequence of adoption of the Charter Amendment and the Trust Agreement Amendment and the redemptions, KRNL can now obtain up to six 1-month extensions to the deadline to complete its initial business combination at a cost of lesser of (x) $150,000 or (y) $0.04 per outstanding public share per extension. In connection with the amendments, KRNL notified Continental that it intends to obtain the first extension.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “outlook,” “guidance” or the negative of those terms or other comparable terminology. These statements are based on the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause future events to differ materially from those in the forward-looking statements, many of which are outside of the Company’s control. These factors include, but are not limited to, a variety of risk factors affecting the Company’s business and prospects, see the section titled “Risk Factors” in the Company’s Prospectus filed with the SEC on February 4, 2021 and subsequent reports filed with the SEC, as amended from time to time. Any forward-looking statements are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

hd@kernelcap.com